UNITED STATES SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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MAGICJACK VOCALTEC LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 15, 2017, magicJack VoctalTec Ltd. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Current Report”) announcing that on March 9, 2017, the Board of Directors of the Company appointed Don Carlos Bell III as President and Chief Executive Officer of the Company, and that the Board of Directors has also nominated Mr. Bell for election to the Board at the upcoming 2016 annual meeting of shareholders (the “2016 Meeting”).

The Current Report also reported that on March 15, 2017, the Company issued a press release announcing both the commencement of a strategic alternatives process by the Board of Directors for the purpose of maximizing shareholder value and the appointment of Mr. Bell as President and Chief Executive Officer.

The Current Report additionally reported that on March 15, 2017, the Company filed a Notice of Annual General Meeting of Shareholders and a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) with the SEC in connection with the Company’s solicitation of proxies for the 2016 Meeting, scheduled to be held at the offices of the Company at 222 Lakeview Avenue, Suite 1600, West Palm Beach, Florida 33401 at 10:00 a.m. Eastern Daylight Time on Wednesday, April 19, 2017, or at any adjournments or postponements thereof. As noted in the Current Report, the Notice of Annual General Meeting of Shareholders, and the Definitive Proxy Statement, only shareholders of record at the close of business on March 10, 2017 will be entitled to receive notice of, to attend, and to vote at the 2016 Meeting.

The above summary of the Current Report is qualified in its entirety by reference to the full text of the Current Report (including the press release exhibit thereto), a copy of which is provided below.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017

MAGICJACK VOCALTEC LTD.

(Exact name of registrant as specified in charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Haomanut Street, 2nd Floor

Poleg Industrial Zone, Netanya, Israel 4250445

(Address of principal executive offices, including zip code)

Telephone: (561) 749-2255

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2017, the Board of Directors of magicJack VocalTec Ltd. (the "Company") appointed Don Carlos Bell III as President and Chief Executive Officer of the Company. The Board of Directors has also nominated Mr. Bell for election to the Board at the upcoming 2016 annual meeting of shareholders (the "2016 Meeting"), as disclosed by the Company in its proxy materials for the 2016 Meeting. Mr. Bell succeeds Gerald Vento as President and Chief Executive Officer, effective as of March 9, 2017.

DON C. BELL III (48) has been the owner and general partner of Tidal Capital LLC since April 2011, and President of Trigg Partners since August 2014. He was President and Principal Owner of Tidal Research, LLC from 2007 to 2011. From 2003 to 2006, he served as Senior Vice President of Marketing and Corporate Development at IPC Systems, Inc. From 2001 to 2003, he was Vice President of Clearwire Technologies. From 1998 to 2001, he was an Investment Banker in the Mergers and Strategic Advisory Department of Goldman Sachs.  He is an independent director of Wireless Telecom Group and serves as the chairman of its Compensation Committee and is a member of its Nomination and Governance Committee.  He was an independent director of TeleCommunication Systems Inc. from 2015 through its sale to Comtech Telecommunications in 2016, and served as a member of the Compensation Committee and the Nomination and Governance Committee and as Chairman of the Special Committee formed to evaluate and oversee the sales process.  Mr. Bell was an independent director of NTS, Inc. from 2012 through the sale of the Company to Tower Three Partners in 2014, and served as a member of the Special Committee formed in connection with such sale.  Mr. Bell holds a Master’s Degree in Business Administration from The Wharton School, University of Pennsylvania, and graduated from St. John’s College with a BA in Classics.

There is no family relationship between Mr. Bell and the Company's directors, director nominees and executive officers. There are no related party transactions between Mr. Bell and the Company. Mr. Bell has agreed to defer negotiation of his compensation in exchange for serving as the Company's President and Chief Executive Officer pending his election as a director of the Company at the 2016 Meeting.

Mr. Vento will remain on the Board of Directors of the Company and will serve as a consultant to the Company on the terms previously disclosed in the Form 8-K filed on January 5, 2017 in connection with the Second Amendment to the Executive Employment Agreement, dated as of July 15, 2015, entered into between the Company and Mr. Vento effective as of December 31, 2016.

Section 8 – Other Events

Item 8.01. Other Events

On March 15, 2017, the Company issued a press release announcing both the commencement of a strategic alternatives process by the Board of Directors for the purpose of maximizing shareholder value and the appointment of Mr. Bell as President and Chief Executive Officer. Further, the Company announced that, in connection with the appointment of Mr. Bell, the Company has appointed a new senior management team. The new senior management team includes the elevation of Tom Fuller to Chief Financial Officer in May 2017, the elevation of Dvir Salomon to Chief Technology Officer, the addition of Kristin Beischel as Chief Marketing Officer and the addition of Kerrin Parker as Chief Operating Officer of BroadSmart. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on March 15, 2017, the Company filed a Notice of Annual General Meeting of Shareholders and a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) with the Securities and Exchange Commission in connection with the Company’s solicitation of proxies for the 2016 Meeting. As disclosed in the Notice of Annual General Meeting of Shareholders and the Definitive Proxy Statement, the 2016 Meeting will be held at the offices of the Company at 222 Lakeview Avenue, Suite 1600, West Palm Beach, Florida 33401 at 10:00 a.m. Eastern Daylight Time on Wednesday, April 19, 2017, or at any adjournments or postponements thereof. Only shareholders of record at the close of business on March 10, 2017 will be entitled to receive notice of, to attend, and to vote at the 2016 Meeting.

2

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 15, 2017.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGICJACK VOCALTEC LTD.

By:	/s/ Jose Gordo
Name:	Jose Gordo
Title:	Chief Financial Officer

Date: March 15, 2017

4

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 15, 2017.

5

Exhibit 99.1

NEWS RELEASE
www.vocaltec.com

magicJack ANNOUNCES New Senior management team AND

STRATEGIC ALTERNATIVES PROCESS

•	Don C. Bell, III named Chief Executive Officer
•	Gerald Vento remains on the Board of Directors
•	Dual track approach to maximize shareholder value through strategic alternatives process and the execution of new business strategy

West Palm Beach, Fla. and Netanya, Israel, March 15, 2017 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading VoIP cloud-based communications company, today announced the appointment of Don Carlos Bell III as Chief Executive Officer of magicJack.

Mr. Bell is an experienced technology and telecom operating executive, a public shareholder advocate with a recent track record of leading two successful company sales while serving as chairman and member of the special committees of the boards of those companies. He has successfully invested his private capital in the public equity of several wireless technology companies, including those on which he has served as a board member.

On behalf of magicJack’s Board, Chairman Donald Burns said, “We are very pleased to announce Don as CEO and believe his history of being a creative disruptor will be a valuable asset to the Company as we pursue our dual track approach to maximize shareholder value. We thank Jerry for guiding the Company over the past four years and look forward to his ongoing contributions as a member of the Board.”

Mr. Bell said, “This year we intend to pivot our market focus from consumer to SOHO, pursuing a mobile-first, web-first strategy called “unJacked”. We believe that because of our vertically integrated operations and CLEC network with massive excess capacity, we can be both competitively price disruptive and profitable at the same time. That’s been the magic of our business model, and we expect to renew it with a pivot in market focus and service offering that is aligned with the needs of today’s small businesses. We believe this strategy leverages existing assets and recent R&D investment, and is a web-focused customer acquisition and UCaaS model, so we’re consolidating operations and have shut down redundant Atlanta SMB operations. We’re also eliminating unproductive or less-promising ventures, including our partnership with Telefonica and Hotelijack, to preserve that capital to invest in online customer acquisition. I’ve recruited a new executive team to execute this strategy, drawing the best operators from the span of my career, as well as a terrific CTO from within the Company. In the SMB/Enterprise segment we’re focused on organic growth, and believe we have a proven operator joining the executive team. I expect we’ll look back on March 2017 as a sharp inflection point.”

Bell continued, “In parallel with this strategy, we’ve commenced a strategic alternatives process to maximize value for public shareholders. We have received multiple unsolicited offers which are at varying stages of diligence and financing commitment,” Bell concluded. “We continue to evaluate and engage in discussions with the potential buyers who approached us and we will proactively seek out additional financial and strategic buyers. Through the aggressive pursuit of our dual track approach, we expect to maximize the intrinsic value of the Company and returns for our public shareholders.”

The Board has formed a Special Committee of independent directors, Izhak Gross and Richard Harris, to work daily with Mr. Bell to drive the process. The Company is to working with BofA Merrill Lynch as its financial advisor, and has retained Bryan Cave as its legal counsel for this process.

Mr. Bell is also a Board nominee of magicJack since December 2016, and has spent the interim forming his strategy and recruiting his executive team, which includes the elevation of Tom Fuller to Chief Financial Officer in May 2017, the elevation of Dvir Salomon to Chief Technology Officer, the addition of new Chief Marketing Officer Kristin Beischel and the hiring of Kerrin Parker as Chief Operating Officer of BroadSmart.

NEWS RELEASE
www.vocaltec.com

Don Carlos Bell III, President & Chief Executive Officer

Mr. Bell is a Director of Wireless Telecom Group (NYSE: WTT). He was a Director of TeleCommunication Systems Inc. (NASDAQ: TSYS) through its 2016 sale to strategic buyer Comtech Telecommunications (NASDAQ: CMTL) for $431 million, and Chairman of the Special Committee that led the sale. He was a Director of NTS, Inc. (NYSE: NTS) through its 2014 go-private sale to a financial sponsor for $165 million, and a member of the Special Committee that led the sale. From 2007 until 2011, Mr. Bell was the Owner and President of Tidal Research, an Internet direct marketing agency whose principal business was generating leads and direct web sales on a fee-for-performance basis for national consumer brands. During the ten years prior to launching Tidal Research, Mr. Bell was a senior executive with two portfolio companies of Goldman Sachs Capital Partners (IPC Systems and Clearwire), and a member of the Investment Banking Division of Goldman Sachs Group. At IPC Systems, a VoIP telecom products and network services company serving clients in 40 countries, Mr. Bell served as Senior Vice President of Marketing and Corporate Development. Mr. Bell led the development of the company's IQMAX VoIP trading floor communications platform, which has been deployed on trading floors in every major financial center by the world’s leading financial institutions. Mr. Bell simultaneously identified an opportunity to increase the company's addressable market by expanding into a contiguous segment, Command & Control, and built the division by leveraging existing VoIP technologies and service assets, combined with three acquisitions. In 2006 Mr. Bell led the private sale of the company to SilverLake Partners for $805 million. At Clearwire, a wireless broadband services provider, Mr. Bell served as Vice President of Business Development prior to the 2003 sale of the company by Goldman Sachs Capital Partners to Craig McCaw. Mr. Bell began his career as an Assistant Account Executive in consumer advertising for Foote, Cone & Belding, and as Director of International Marketing for Time Warner Electronic Publishing.

Thomas Fuller, EVP & Chief Financial Officer

Thomas Fuller joined magicJack VocalTec in 2017 and is currently serving as EVP Finance. He will be transitioning to Chief Financial Officer in May 2017. Prior to joining the Company, Mr. Fuller was the co-founder of Echo Financial Business Consulting, a consulting firm providing financial and operational consulting and transaction support to companies predominantly in the telecommunications industry. From 2003 to 2014 Mr. Fuller served at IPC Systems Inc, a specialized network service and telecommunication equipment provider, in various financial and operational roles including EMEA Finance Director, VP Business Development & Operations and most recently as SVP Marketing & Sales Support. Prior to IPC, Mr. Fuller served as the Finance Director for two Benchmark Capital funded start-ups, and as the UK Finance Director for Sterling Software Inc. Mr. Fuller began his career at Ernst & Young where he worked as an audit manager and within the Due Diligence practice.

Kristin Beischel, EVP & Chief Marketing Officer

Ms. Beischel brings over 10 years of experience building large-scale customer acquisition programs for public and private organizations looking to drive an immediate increase in sales. From 2007 to 2015, Ms. Beischel was employee #2 at IMM, a full-service digital agency, where she helped build the business over 8 years to a 9-figure revenue organization. She held multiple senior management and operating roles at IMM, most recently as VP & Group Partnership Director, where she consulted with CMO-level clients, managed client services teams, led business development, and built out the agency’s media capabilities and services. Her clients included AT&T, Sprint, and T-Mobile among others. From 2015 to 2017, Ms. Beischel served as Senior Advisor to Boulder Heavy Industries, a leading private investment and adtech incubator firm, where she led business due diligence and advised portfolio companies on sales, marketing and operations while founding a successful technology startup, Bake Like A Champ, a digital learning platform.

Dvir Salomon, EVP & Chief Technology Officer

Dvir Salomon joined magicJack VocalTec in 2010, initially leading all research and development and now serving as EVP & Chief Technology Officer. Mr. Salomon has over 17 years of experience in complex communication systems, including VoIP, wireless service networks, and QoS. In 2008, Mr. Salomon co-founded CityOnHand, a GPS-based multimedia tour guide for smartphones, leading all technology and business development while also co-founding CrosIT Solutions, a consulting and information technology provider. Prior to founding the technology startups, Mr. Salomon was a manager at Airspan Ltd. and Arelnet Ltd. where he developed his VoIP and wireless service provider expertise.

NEWS RELEASE
www.vocaltec.com

Kerrin Parker, Chief Operating Officer, Broadsmart

Ms. Parker is a seasoned SaaS-business executive, and was instrumental in the growth and 2012 sale of startup M5 Networks to ShoreTel for $160 million. Ms. Parker joined the founding members of M5 Networks in 2003 as VP, Operations and oversaw all revenue delivery at M5, generating cumulative billings of $338 million. Ms. Parker designed, staffed, and implemented the original customer experience and quote to cash processes that were instrumental in achieving growth from inception to $116 million in annual revenue between 2003 and 2015. Ms. Parker most recently oversaw ShoreTel’s Cloud service as Managing Director & VP of Cloud Services. In the earlier years of her career, she served as the Director of Operations for Pagoo Communications, Inc., a VoIP service provider from 2001 to 2003, and served as the Assistant Controller for a national ISP, Surfree.com, Inc. from 1999 to 2001.

http://www.vocaltec.com/management.cfm

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq:CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 11 million award-winning magicJack devices, which is now in its fifth generation, has millions of downloads of its free calling apps, and holds more than 30 technology patents. magicJack is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and number of states in which it is certified.

Broadsmart, a leading hosted UCaaS (Unified Communication as a Service) provider for medium-to-large multi-location enterprise customers, is a division of magicJack VocalTec Ltd. Broadsmart has a track record of designing, provisioning and delivering complex UCaaS solutions to blue chip corporate customers on a nationwide basis. Broadsmart has expertise in servicing enterprises with hundreds-to-thousands of locations.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2016 Annual Meeting to be held on April 19, 2017. The Company has filed a definitive proxy statement and proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.vocaltec.com in the section “Financial Information.”

NEWS RELEASE
www.vocaltec.com

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about strategy, including our dual track approach to maximize shareholder value through a strategic alternative process and a new business strategy, future operations, new product introductions and customer acceptance, future financial position, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: whether any potential sale of or other strategic transaction by or related to our company will be consummated and, if so, the timing and terms of any such transaction, including any possible sale price; our ability to implement our new business strategy and attain the competitive price disruption and profitability desired within our anticipated timing; changes to our business resulting from increased competition; our ability to develop, introduce and market innovative products, services and applications; our ability to expand our network of retail partners and to increase sales of magicJack devices; our ability to successfully monetize our products, services and applications and market them globally; delays in development we may experience with respect to magicJack devices, our mobile apps, our first SMB product and Broadsmart’s products; our customer turnover rate and our customer acceptance rate; the risk that Broadsmart's assets will not be integrated successfully or that such integration may be more difficult, time consuming or costly than expected; the risk that expected increased revenues and EBITDA and expected synergies from the Broadsmart acquisition may not be fully realized or may take longer to realize than expected; the risk that magicJack will experience any difficulty maintaining relationships with Broadsmart's customers, employees or suppliers; our ability to expand our network of small, medium-sized and large businesses; our ability to terminate our partnerships and initiatives with Telefonica and Hotelijack with minimal costs and disruption; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network and business and our ability to control costs; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. No timetable has been set for our strategic alternatives process. We do not expect to comment further or update the market with any further information on the process unless and until our Special Committee and Board of Directors have approved a specific transaction or otherwise deem disclosure appropriate or necessary. There is no assurance that the strategic alternatives process will result any strategic transaction.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

For More Information:

Media

Phil Denning / Seth Potter

ICR, Inc.

561-749-2255

ir@vocaltec.com

Investors

Joe Mills / John Ferguson

Saratoga Proxy Consulting LLC

212-257-1311

jmills@saratogaproxy.com